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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM 8-K
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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 27, 2001



                              SUNTERRA CORPORATION
             (Exact name of registrant as specified in its charter)


          Maryland
(Stateor other jurisdiction           000-21193                  95-4582157
 of incorporation)             (Commission File Number)        (IRS Employer
                                                             Identification No.)



                             1781 Park Center Drive
                             Orlando, Florida 32835
                               "www.sunterra.com"
                    (Address of Principal Executive Offices)

                                  407-532-1000
              (Registrant's telephone number, including area code)

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Item 5. Other Events.
                                 On February 27, 2001, the registrant filed a
motion with the United States Bankruptcy Court for the District of Maryland (the "Bankruptcy Court") seeking an order that would allow it to agree to pay certain fees and expenses to Greenwich Capital Financial Products, Inc. ("Greenwich") in connection with a proposed debtor-in-possession financing facility with Greenwich and establishing certain procedures for approval of the facility by the Bankruptcy Court. The registrant is in negotiations with Greenwich, which is a subsidiary of Royal Bank of Scotland, for a financing facility of up to $210 million which, if provided, would allow the registrant to refinance its existing debtor-in-possession facility and under certain circumstances to refinance some of its pre-petition debt obligations and would otherwise enhance the registrant's capital position. The registrant and Greenwich have negotiated a term sheet for the proposed facility, but the registrant does not have a commitment therefor and there can be no assurance that an agreement will be entered into or that the contemplated financing will be consummated.

                  The registrant and certain of its affiliates are debtors-in-possession under Chapter 11 of the United States Bankruptcy Code.




                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               SUNTERRA CORPORATION
                                               (Registrant)



Date:  March 7, 2001                           By__/s/ Gregory F. Rayburn___
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                                                   Gregory F. Rayburn
                                                   President and
                                                   Chief Executive Officer